Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D, dated March 3, 2008 (including amendments thereto) with respect to the common shares of Cabela’s Incorporated. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated: March 13, 2008

McCarthy Group, LLC, a Delaware limited liability company		MGI Holdings, Inc., a Nebraska corporation

By:	/s/ Michael R. McCarthy	By:	/s/ Michael R. McCarthy
	Michael R. McCarthy, Chairman		Michael R. McCarthy, Chairman

MGL Holdings, LLC		McCarthy Capital Corporation,
a Delaware limited liability company		a Nebraska corporation

By:	McCarthy Capital Corporation,	By:	/s/ Michael R. McCarthy

Its:	a Nebraska Corporation Manager		Michael R. McCarthy, Chairman

By:	/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman

Fulcrum Growth Partners II, L.P., a Delaware limited partnership		Fulcrum GP, L.L.C., a Delaware limited liability company

By:	Fulcrum GP, L.L.C., a Delaware limited liability company	By:	McCarthy Capital Corporation, a Nebraska Corporation
Its:	General Partner	Its:	Manager

By:	McCarthy Capital Corporation,	By:	/s/ Michael R. McCarthy

Its:	a Nebraska Corporation Manager		Michael R. McCarthy, Chairman

By:	/s/ Michael R. McCarthy
Michael R. McCarthy, Chairman

Fulcrum Growth Partners III, L.L.C., a Delaware limited liability company	Fulcrum Micro-Cap, L.L.C., a Delaware limited liability company

By:	McCarthy Group, LLC, a Delaware limited liability company	By:	McCarthy Capital Corporation, a Nebraska Corporation
Its:	Managing Member	Its:	Manager

By:	/s/ Michael R. McCarthy	By:	/s/ Michael R. McCarthy
	Michael R. McCarthy, Chairman		Michael R. McCarthy, Chairman

/s/ Michael R. McCarthy
Michael R. McCarthy

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